SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM 8-K


                              Current Report
                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 5, 1996

                        Circuit City Stores, Inc.
          (Exact name of registrant as specified in its charter)


                                Virginia
              (State or other jurisdiction of incorporation)


         1-5767                             54-0493875
(Commission file number)      (IRS Employer Identification No.)


9950 Mayland Drive, Richmond, Virginia                  23233
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (804) 527-4000


     (Former name or former address, if changed since last report)

Item 5.    Other Events

     Effective March 5, 1996, the Board of Directors of Circuit City Stores, Inc. (the "Company") amended the Company's Shareholder Rights Plan, for the first time since it was originally adopted in 1988, in order to conform the Company's plan to recent trends in shareholder protection plans. The principal revisions lower to 15% the threshold of ownership at which the rights become exercisable and add a new "flip-in" provision triggered after a person or group acquires 15% or more of the Company's outstanding common stock (otherwise than pursuant to a cash tender offer for all outstanding shares that the continuing directors of the Company have found to be fair). The amendments were not adopted in response to any effort to acquire control of the Company, nor is the Company aware of any such effort.

     Under the revised plan, the rights will become exercisable after a person or group acquires beneficial ownership of 15% or more of the Company's outstanding common stock. The rights will also become exercisable after a person or group commences, or makes a public announcement of an intention to commence, a tender offer or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Company's outstanding common stock. Prior to the revision, the plan provided that the rights would become exercisable after the acquisition by a person or group of 20% or more, or the commencement or public announcement of a tender or exchange offer for 30% or more, of the Company's outstanding common stock.

     In addition, the revised plan provides that after a person or group acquires 15% or more of the Company's outstanding common stock (otherwise than pursuant to a cash tender offer for all outstanding shares that the continuing directors of the Company have found to be fair), each right will entitle its holder to purchase shares of the Company's common stock having a market value of two times the exercise price of the rights. This new "flip-in" provision is in addition to existing plan provisions that entitle rights holders to purchase the Company's common stock upon the occurrence of certain self-dealing or merger transactions.

     The Board also approved certain technical clarifications to existing provisions of the plan and a new provision that enables the Board of Directors in certain circumstances, with the approval of continuing directors, to redeem exercisable rights in exchange for common stock or preferred stock.

Item 7.    Financial Statements and Exhibits

     (C)  Exhibits

          The following exhibits are filed as a part of this report.

          4(a)  Amended and Restated Rights Agreement dated as of
                March 5, 1996 between Circuit City Stores, Inc. and Norwest Bank Minnesota, N.A., including: Exhibit B -- Form of Rights Certificate.

          4(b)  Bylaws of the Company, as amended and restated
                February 15, 1996.



                               SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CIRCUIT CITY STORES, INC.


                                   By:  s/Michael T. Chalifoux
                                        Michael T. Chalifoux
                                        Senior Vice President and
                                        Chief Financial Officer